UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025

PHINIA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
State or other jurisdiction of	Commission File Number	(IRS Employer
Incorporation or organization		Identification No.)

3000 University Drive	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 732-1900
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of PHINIA Inc. (the “Company”) recently completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Following that process, on October 29, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to D&T’s customary client acceptance procedures. Also on October 29, 2025, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the 2026 fiscal year.

PwC will continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The dismissal of PwC will become effective upon completion by PwC of its procedures on the consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2025 and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025. The Company will file an amendment to this Current Report on Form 8-K with the specific date of dismissal and any update to the disclosures required by Item 304(a) of Regulation S-K through that date.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of any such disagreements in its reports, or (ii) “reportable events,” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting, which was disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and remediated during the fiscal year 2023.

The Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated November 3, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with D&T regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided by D&T to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are being filed as part of this report.

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLP dated November 3, 2025
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: November 3, 2025	By:	/s/ Robert Boyle
Name: Robert Boyle
Title: Vice President, General Counsel and Secretary